UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 14, 2009

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On December 30, 2008 (the “Petition Date”), Constar International Inc. (“Constar”) and certain of its affiliates (collectively, the “Debtors”)1 filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Constar International Inc., et al., Case No. 08-13432 (PJW).” Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. As contemplated by the Bankruptcy Code, on January 5, 2009, the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors.

On February 3, 2009, by an Order (A) Approving Adequacy of the Disclosure Statement; (B) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the [Second] Amended Plan; (C) Fixing the Administrative Expense Bar Date; (D) Fixing a Record Date for Distribution; and (E) Fixing Date, Time and Place for Confirmation Hearing [Docket No. 169], the Bankruptcy Court approved the adequacy of the information provided in the Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”).

On May 14, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) [Docket No. 462] approving and confirming the Debtors’ Second Amended Joint Plan of Reorganization, as Further Modified, Pursuant to Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”). The effective date of the Plan is anticipated to be on or about May 29, 2009 (the “Effective Date”). However, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness. A copy of the Plan, as confirmed, and the Confirmation Order are attached as Exhibits 99.1 and 99.2 to this Report, respectively, and each is incorporated herein by reference.

The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.

A.	Plan of Reorganization

The Plan permits the Debtors to continue their businesses as a going concern. The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations.

[1]	In addition to Constar, the Debtors consist of: Constar, Inc., Constar Foreign Holdings, Inc., Constar International U.K. Limited, BFF, Inc. and DT, Inc.

B.	Treatment of Claims and Interests

The Plan divides all Claims, except for DIP Facility Claims, Administrative Claims, and Priority Tax Claims, and all Interests into various Classes. The following tables summarize the Classes of Claims and Interests under the Plan and the treatment of such Classes. The tables also summarize the treatment for unclassified Claims.

1.	Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, and Priority Tax Claims have not been classified and thus are excluded from the classified Claims and Interests. The following table summarizes the treatment of DIP Facility Claims, Administrative Claims and Priority Tax Claims under the Plan. The chart is not a complete description of any unclassified Claims. For a more detailed discussion of the treatment of the unclassified Claims against the Debtors, see Article II of the Plan.

Summary of Treatment of Unclassified Claims in the Debtors

Claims and Interests	Treatment
DIP Facility Claims	In full satisfaction, settlement, release and discharge of and in exchange for the Allowed DIP Facility Claim, the Debtors shall convert the DIP Facility into the Exit Facility

Administrative Claims	Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, in full satisfaction, settlement, release and discharge of and in exchange for each Allowed Administrative Claim, each Holder thereof shall be paid in full in Cash on the later of the Effective Date or the date such Administrative Claim becomes an Allowed Administrative Claim (or as soon thereafter as possible)

Priority Tax Claims	In full satisfaction, settlement, release and discharge of and in exchange for each Allowed Priority Tax Claim, unless otherwise agreed (with the consent of the Creditors’ Committee), each Holder thereof shall be paid in full in Cash pursuant to section 1129(a)(9)(C) of the Bankruptcy Code

2.	Classified Claims and Interests

The following table explains the division into Classes of the Claims against, and Equity Interests in, the Debtors and summarizes the treatment for Allowed Claims in each Class. The table also identifies which Classes are entitled to vote on the Plan, based on rules set forth in the Bankruptcy Code. The chart is not a complete description of any Class of Claims or Equity Interests. For a more detailed discussion of the treatment of Claims and Equity Interests against the Debtors, see Article III of the Plan.

Summary of Classification and Treatment of

Classified Claims and Interests in the Debtors

Class	Claims and Interests	Status	Treatment	Voting Rights
1	Other Priority Claims	Unimpaired	Except to the extent that a Holder agrees otherwise, in full satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Priority Claim, each Holder thereof shall be paid in full in Cash	Not Entitled to Vote (Deemed to Accept)

2	Senior Secured FRN Claims	Unimpaired	The Senior Secured FRNs shall be deaccelerated and reinstated in full as of the date immediately preceding the Petition Date	Not Entitled to Vote (Deemed to Accept)

3	Other Secured Claims	Unimpaired	Except to the extent that a Holder agrees otherwise, one of the following treatments, in full satisfaction, settlement, release and discharge of and in exchange for each Allowed Other Secured Claim, the Holder thereof shall receive, in the sole discretion of the Debtors: (i) payment in full in Cash; (ii) delivery of the collateral securing any such Allowed Other Secured Claim; (iii) deacceleration and reinstatement in full; or (iv) any other treatment rendering claim unimpaired	Not Entitled to Vote (Deemed to Accept)

4	Senior Subordinated Note Claims	Impaired	In full satisfaction, settlement, release and discharge of and in exchange for each Allowed Senior Subordinated Note Claim, each Holder thereof shall receive payment with pro rata share of new Common Stock issued on the Effective Date	Entitled to Vote

5	Other General Unsecured Claims	Unimpaired	In full satisfaction, settlement, release and discharge of and in exchange for Allowed Other General Unsecured Claim, the Holder thereof shall receive either reinstatement in full and/or payment in the ordinary course of business	Not Entitled to Vote (Deemed to Accept)

6	Section 510(b) Claims	Impaired	Extinguished	Not Entitled to Vote (Deemed to Reject)

7	Equity Interests	Impaired	Extinguished	Not Entitled to Vote (Deemed to Reject)

C.	Means of Implementation

1.	Exit Credit Facility

The Debtors entered into that certain Senior Secured Super-Priority Debtor in Possession and Exit Credit Agreement, dated as of December 31, 2008, among Constar as Borrower, the other Debtors as Guarantors, Citicorp USA Inc., as Administrative Agent, Wells Fargo Foothill, LLC as Sole Syndication Agent and Sole Documentation Agent, and Citigroup Global Markets Inc. as Book Manager and Arranger (the “DIP Credit Agreement”). On January 20, 2009, the Bankruptcy Court approved the DIP Credit Agreement [Docket No. 109].

As part of the Confirmation Order, the Bankruptcy Court approved the conversion of the DIP Facility into the Exit Facility. The Debtors and the Reorganized Debtors are authorized to execute and deliver all agreements, documents and instruments attached to the Exit Facility required to be executed and delivered in connection with the conversion of the DIP Facility into the Exit Facility. On the Effective Date, the Debtors will convert the DIP Credit Facility Agreement into the Exit Facility in accordance with its terms. The Exit Facility may be used for any purpose permitted by the Exit Facility, including the funding of obligations under the Plan, such as the payment of Administrative Claims and the satisfaction of ongoing working capital requirements.

2.	New Common Stock

Pursuant to the Restated Certificate of Incorporation of Constar, 70,000,000 shares of common stock in Reorganized Constar shall be initially authorized for issuance, par value $0.01 per share, of which up to 1,750,000 shares shall be initially issued and outstanding pursuant to the Plan as of the Effective Date (the “New Constar Common Stock”). Ten shares of New Constar Common Stock will be issued for each $1,000 in face amount of the Senior Subordinated Notes to the holders of Class 4 Claims. In addition, 194,444 shares will be reserved for issuance under the Management Incentive Plan. The New Constar Common Stock, when issued or distributed as provided in the Plan, will be duly authorized, validly issued, and, if applicable, fully paid and nonassessable.

3.	Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, and distribution of any securities contemplated by the Plan and any and all settlement agreements incorporated herein, including the New Constar Common Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all settlement agreements incorporated therein, including the New Constar Common Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such securities and instruments; and (3) applicable regulatory approval.

4.	Cancellation of Debt and Equity Securities and Related Obligations

On the Effective Date, the Old Equity Interests shall be deemed, and shall be, cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. Similarly,

on the Effective Date, except as otherwise specifically provided for in the Plan (e.g., with respect to the Senior Secured FRNs in Article III of the Plan or with respect to assumed executory contracts and unexpired leases in Article V of the Plan or with respect to the DIP Facility): (1) the obligations of the Debtors under the Prepetition Credit Agreement, the Senior Subordinated Note Indenture and any other Certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest, including, without limitation, Old Equity Interests, shall be canceled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, Certificates, notes, bonds, indentures, purchase rights, Old Equity Interests, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Intercompany Interest shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Intercompany Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Debtors.

5.	Certificate of Incorporation and Bylaws

Each of the Reorganized Debtors shall be deemed to have adopted its respective New Organizational Documents effective as of the Effective Date. On the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors shall file their New Organizational Documents, as required or deemed appropriate, with the appropriate entities in their respective jurisdictions of incorporation or establishment. The New Organizational Documents, to the extent applicable, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

6.	Directors and Officers

The members of the New Board of each of the Debtors shall be as set forth in the Amended Plan Supplement or as otherwise determined by the Debtors with the approval of the Supporting Noteholders and the Committee in their sole discretion; provided, however, that the New Board of Constar shall be approved by the Existing Board of Constar (including a majority of such members who were, for at least two years, members of the Board of Directors of Constar, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Constar was approved by a vote of a majority of the directors of Constar then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved).

7.	Employee and Retiree Benefits

On and after the Effective Date, the Reorganized Debtors may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in each case to the extent disclosed in the Disclosure Statement for, among other things, compensation, health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity at any time; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date; provided, however, that (a) the Debtors’ or Reorganized Debtors’ performance of any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program, or plan, and (b) the transactions contemplated under the Plan shall be deemed not to constitute a change of control for purposes of any of the foregoing.

Constar established and maintained a pension plan for certain of its employees known as the Constar International, Inc., Pension Plan. The pension plan is now known as the Constar, Inc., Pension Plan (“Pension Plan”) and is sponsored and maintained by Constar, Inc., a subsidiary of Constar. The Pension Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) (29 U.S.C. section 1301 et seq.). Under the Plan, the Pension Plan will not be terminated, and the reorganized Constar, Inc. will assume and continue to maintain the Pension Plan. Reorganized Constar, Inc. and all members of its controlled group are obligated to contribute to the Pension Plan the amount necessary to satisfy the minimum funding standards under sections 302 and 303 of ERISA, 29 U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Internal Revenue Code, 26 U.S.C. §§ 412 and 430. The Pension Plan may be terminated only if the statutory requirements of either ERISA section 4041, 29 U.S.C. § 1341, or ERISA section 4042, 29 U.S.C. § 1342, are met. If the Pension Plan terminates, the reorganized Constar, Inc. and all members of its controlled group are jointly and severally liable for the unpaid minimum funding contributions, statutory premiums, and unfunded benefit liabilities of the Pension Plan.

8.	Management Incentive Plan

The Amended Plan Supplement provides that 194,444 shares of the company’s authorized common stock (calculated to represent 10% of the aggregate outstanding common stock of the company on the Effective Date assuming that 1,750,000 shares are issued on the Effective Date to holders of the Senior Subordinated Note Claims) shall be reserved for issuance to the Debtors’ employees and directors pursuant to the Management Incentive Plan (the “MIP”). To the extent that the number of shares of New Constar Common Stock (representing all other outstanding common stock of Constar issued on the Effective Date) that is issued to the holders of the Senior Subordinated Note Claims in connection with the effectiveness of the Plan (the “Senior Subordinated Note Shares”) is higher or lower than 1,750,000, then the number of shares reserved for issuance under the MIP (the “MIP Shares”) shall be adjusted accordingly such that the Senior Subordinated Note Shares shall be equal to 90% of the sum of the Senior

Subordinated Note Shares plus the MIP Shares, and the MIP Shares shall be equal to 10% of such sum. Grants under the MIP will be  2/3 options,  1/3 restricted stock. The minimum vesting period for both options and restricted stock shall be 4 years, subject to such earlier vesting pursuant to terms and subject to conditions as may be determined by the new Compensation Committee of the New Board. The allocation and grant terms will be set by the new Compensation Committee of the Board of Directors after the Effective Date.

D.	Executory Contracts and Unexpired Leases

On April 6, 2009, the Debtors filed the Plan Supplement containing, inter alia, the List of Executory Contracts and Unexpired Leases to be Rejected [Ex. E], the List of Executory Contracts and Unexpired Leases to be Assumed and Cure Amounts [Ex. F], and the List of Retained Causes of Action [Ex. G] (the “Plan Supplement”) [Docket No. 361]. Subsequently, the Debtors amended the Plan Supplement on April 20, 2009 [Docket No. 406], April 30, 2009 [Docket No. 434] and May 4, 2009 [Docket No. 443] (collectively with the Plan Supplement, the “Amended Plan Supplement”).

1.	Assumption of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties will be deemed assumed on the Effective Date except for an Executory Contract or Unexpired Lease that (1) was assumed or rejected previously by the Debtors pursuant to an order of the Bankruptcy Court entered prior to the Effective Date; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Confirmation Date; or (4) is set forth in a schedule, as an Executory Contract or Unexpired Lease to be rejected, filed as part of the Amended Plan Supplement.

Entry of the Confirmation Order by the Bankruptcy Court constitutes, subject to the occurrence of the Effective Date, approval of the assumptions contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease that is assumed pursuant to the Plan will vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.

Generally, if there has been a default (other than a default specified in section 365(b)(2) of the Bankruptcy Code) under an Executory Contract or Unexpired Lease, the debtor can assume the contract or lease only if the debtor cures the default. Accordingly, a condition to the assumption of an Executory Contract or Unexpired Lease is that any default under an Executory Contract or Unexpired Lease that is to be assumed will be cured in a manner consistent with the Bankruptcy Code as set forth below. Except as otherwise agreed to by the Debtors and any third party in any stipulation entered into with respect to any assumed Executory Contract or Unexpired Lease (and approved by this Court), any request for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in an amount different than specified in the Plan Supplement, the First Amended Plan Supplement, the Plan Supplement or

the Third Amended Plan Supplement that was not filed and served on the Debtors no later than 10 days after the filing of the respective plan supplement shall be and hereby is forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property, and such Cure Claims will be deemed discharged as of the Effective Date.

2.	Rejection of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court constitutes, subject to the occurrence of the Effective Date, approval of the rejections contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon Epiq Bankruptcy Solutions LLC, the Debtors’ Court-appointed Claims agent, on or before the date that is 20 days after the later of (i) the date of service of notice of the Confirmation Date, (ii) notice of modification to Exhibits E or F of the Amended Plan Supplement (solely with respect to the party directly affected by such modification), or (iii) the date of service of notice of such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults (solely with respect to the party directly affected by such rejection).

E.	Effect of Confirmation

1.	Discharge of Claims and Termination of Interests

Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan (including, (a) if there is no Conversion Date, that any of the Debtors’ obligations under the DIP Facility that are not paid in cash in full on or prior to the Effective Date as required under the Second Amended Plan are not discharged, (b) that any of the Debtors’ obligations under the Senior Secured FRN Indenture are not discharged and (c) that any of the Debtors’ obligations under the Executory Contracts and Unexpired Leases that are assumed pursuant to Article V of the Plan (other than Cure Claims determined and paid pursuant to Article V) are not discharged), each holder (as well as any trustees and agents on behalf of each Holder) of a Claim or Interest, including Old Equity Interests, and any Affiliate of such Holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Old Equity Interests, rights and liabilities that arose prior to the Effective Date.

2.	Exculpation

Except as otherwise specifically provided in the Plan or the Amended Plan Supplement, none of (a) the Debtors, the Reorganized Debtors, and their Affiliates; (b) the Holders of Senior Subordinated Note Claims that vote in favor of the Plan; (c) the DIP Agent, the DIP Arranger, and the DIP Lenders in their capacity as such; (d) the Committee and the members thereof in their capacity as such; (e) the Prepetition Facility Agent in its capacity as such; (f) the Prepetition Facility Lenders in their capacity as such; and (g) with respect to each of the foregoing Entities in clauses (a) through (e), such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such shall have or incur, and each such party is hereby released and exculpated from any Claim, obligation, Cause of Action, or liability for any Claim related to any act or omission in connection with, relating to, or arising out of (i) the Debtors’ in or out of court restructuring, (ii) the Debtors’ Chapter 11 Cases, (iii) the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, (iv) the filing of the Chapter 11 Cases, (v) the pursuit of Confirmation, (vi) the pursuit of Consummation, (vii) the administration and implementation of the Plan, or (viii) the distribution of property under the Plan or any other agreement.

4.	Termination of Automatic Stay

Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

5.	Plan Injunction

Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.D or Article VIII.F of the Plan, that have been discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan are permanently enjoined, from and after the Effective Date, from taking any of the following actions against the Debtors or the Reorganized Debtors: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Second Amended Plan.

F.	Information as to Assets and Liabilities of Registrant

Information as to the Debtors’ assets and liabilities as of the most recent practicable date is contained in Constar’s Form 10-Q for the quarterly period ended March 31, 2009, which was filed with the Commission on May 15, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Debtors’ Second Amended Joint Plan of Reorganization, as Further Modified, Pursuant to Chapter 11 of the Bankruptcy Code (as confirmed)

99.2	Findings of Fact, Conclusions of Law and Order Confirming the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: May 20, 2009	By:	/s/ Walter S. Sobon
Name: Walter S. Sobon
Title: Executive Vice President and Chief Financial Officer